Exhibit 10.3

FORM OF RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT, made as of the      day of        , 2005 (the “Grant Date”), between MDC Partners Inc. (the “Corporation”), and               (the “Grantee”).

WHEREAS, the Corporation has adopted the 2005 Stock Incentive Plan (the “Plan”) for the purpose of providing employees and consultants of the Corporation and eligible non-employee directors of the Corporation’s Board of Directors a proprietary interest in pursuing the long-term growth, profitability and financial success of the Corporation (except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions set forth in the Plan).

WHEREAS, pursuant to the Plan, the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors has determined to grant an Other Stock-Based Award to the Grantee in the form of shares of Common Stock subject to the terms, conditions and limitations provided herein and in the Plan (“Restricted Stock”);

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Grant of Restricted Stock.

1.1                                 The Corporation hereby grants to the Grantee, on the terms and conditions set forth in this Agreement, the number of shares of Restricted Stock set forth under the Grantee’s name on the signature page hereto.

1.2                                 The Grantee’s rights with respect to all the shares of Restricted Stock shall remain forfeitable at all times prior to the Lapse Date (as defined below).

1.3                                 This Agreement shall be construed in accordance with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference).

2.                                       Rights of Grantee.

Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), other than with respect to those shares of Restricted Stock which have been forfeited pursuant to Section 3.2 hereof, including the right to vote the shares of Restricted Stock and, subject to Section 5 hereof, the right to receive dividends thereon.  Prior to the Lapse Date, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign any shares of Restricted Stock (collectively, the “Transfer Restrictions”).

3.                                       Vesting; Lapse of Restrictions.

3.1                                 The Transfer Restrictions with respect to all the shares of Restricted Stock granted under this Agreement shall lapse on the third (3rd) anniversary of the Grant Date (the “Lapse Date”), provided the Grantee continues to be serving as an employee of the Corporation until such Lapse Date; provided, further, that the Transfer Restrictions with respect to all the shares of Restricted Stock shall lapse, if sooner, on the date of any one of the following “Permitted Acceleration Events”:  (i) the occurrence of a Change in Control (as defined in the Plan); (ii) any termination of the employment of a Grantee, other than a termination for Cause (as defined below) or voluntary termination by Grantee prior to retirement; or (iii) beginning on the six-month anniversary of the Grant Date, the satisfaction of the 2005 Performance Measure (as defined below).   In no event shall the Grantee be vested or otherwise entitled to more than one hundred percent (100%) of the shares of Restricted Stock granted pursuant to section 1.1 above.

3.2                                 Notwithstanding anything in this Agreement to the contrary, upon the termination of the Grantee’s service as an employee of the Corporation for any reason, all shares of Restricted Stock in respect of which the Transfer Restrictions have not previously lapsed in accordance with Section 3.1 hereof shall be forfeited and automatically transferred to and reacquired by the Corporation at no cost to the Corporation, and neither the Grantee nor any heirs, executors, administrators or successors of such Grantee shall thereafter have any right or interest in such shares of Restricted Stock.

3.3                                 For purposes of the foregoing, the following terms shall have the following meanings:

(a)                                  “Cause” means the Grantee’s termination by reason of (i) his continued or willful failure substantially to perform his duties for the Corporation (other than any such failure due to the Grantee’s physical or mental illness), (ii) his willful and serious misconduct in connection with the performance of his duties for the Corporation that has caused or is reasonably expected to result in material injury to the Corporation, (iii) the Grantee’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime involving moral turpitude, (iv) his fraudulent or dishonest conduct or (v) his material breach of any of his obligations or covenants under any written policies of the Corporation or any written agreement between such Grantee and the Corporation; provided that if the Grantee is a party to an effective employment agreement on the date of determination and such employment agreement contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

(b)           “2005 Performance Measure” means [to be determined].

4.                                       Escrow and Delivery of Shares.

4.1                                 Certificates (or an electronic “book entry” on the books of the Corporation’s stock transfer agent) representing the shares of Restricted Stock shall be issued and held by the Corporation (or its stock transfer agent) in escrow (together with any stock transfer powers which the Corporation may request of Grantee) and shall remain in the custody of the Corporation (or its stock transfer agent) until (i) their delivery to the Grantee as set forth in Section 4.2 hereof, or (ii) their forfeiture and transfer to the Corporation as set forth in Section 3.2 hereof. The appointment of an independent escrow agent shall not be required.

4.2                                 (a)           Certificates (or an electronic “book entry”) representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to Section 3.1 hereof shall be delivered to the Grantee as soon as practicable following the Lapse Date.

(b)                                 The Grantee, or the executors or administrators of the Grantee’s estate, as the case may be, may receive, hold, sell or otherwise dispose of those shares of Restricted Stock delivered to him or her pursuant to this Section 4.2 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

4.3                                 (a)           Each stock certificate issued pursuant to Section 4.1 shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS APPLICABLE TO RESTRICTED STOCK CONTAINED IN THE 2005 STOCK INCENTIVE PLAN (THE “PLAN”) AND A RESTRICTED STOCK AGREEMENT (THE “AGREEMENT”) BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF THE SHARES REPRESENTED HEREBY. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN(S) AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

(b)           As soon as practicable following a Lapse Date, the Corporation shall issue a new certificate (or electronic “book entry”) for shares of the Restricted Stock which have become non-forfeitable in relation to such Lapse Date, which new certificate (or electronic “book entry”) shall not bear the legend set forth in paragraph (a) of this Section 4.3 and shall be delivered in accordance with Section 4.2 hereof.

5.                                       Dividends.  All dividends declared and paid by the Corporation on shares of Restricted Stock shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3.1.  The deferred dividends shall be held by the Corporation for the account of the Grantee until the Lapse Date, at which time the dividends, with no interest thereon, shall be paid to the Grantee or her/his estate, as the case may be.  Upon the forfeiture of the shares of Restricted Stock pursuant to Section 3.2, any deferred dividends shall also be forfeited to the Corporation.

6.                                       No Right to Continued Retention.  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance as an employee, nor shall this Agreement or the Plan interfere in any way with the right of the Corporation to terminate the Grantee’s service as an employee at any time.

7.                                       Adjustments Upon Change in Capitalization.  If, by operation of Section 10 of the Plan, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Corporation or any successor corporation or entity or other property, such new, additional or different shares or other property shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of Restricted Stock immediately prior to the event and/or transaction that gave rise to the operation of Section 10 of the Plan.

8.                                       Modification of Agreement.  Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

9.                                       Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

10.                                 Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

11.                                 Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation.  This Agreement shall inure to the benefit of the Grantee’s heirs, executors, administrators and successors.  All obligations imposed upon the Grantee and all rights granted to the Corporation under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

MDC PARTNERS INC.

By:
Name:
Title:

GRANTEE:

By:
Name:

Number of Shares of Restricted
Stock Hereby Granted: